UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 14, 2021

MARATHON BANCORP, INC.
(Exact Name of Registrant as Specified in its Charter)

Maryland		86-2191258
(State or Other Jurisdiction)	(Commission File No.)	(I.R.S. Employer
of Incorporation)		Identification No.)

500 Scott Street, Wausau, Wisconsin		54402
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (715) 845-7331

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Not Applicable	Not Applicable	Not Applicable

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e)    Employment Agreement with Nicholas W. Zillges.   On April 14, 2021, Marathon Bank, the wholly owned subsidiary of Marathon Bancorp, Inc. (the “Company”) entered into an employment agreement with Nicholas W. Zillges, President and Chief Executive Officer.  The employment agreement has an initial term that ends on December 31, 2021. The initial term will extend automatically for one additional year on January 1 of each year beginning January 1, 2022 unless either Marathon Bank or Mr. Zillges give notice no later than 30 days before the anniversary date that the term will not be renewed.

The employment agreement specifies Mr. Zillges’ base salary, which initially will be $280,000. The compensation committee of the board of directors (the “Compensation Committee”) may increase, but not decrease, Mr. Zillges’ base salary, which will increase automatically at a minimum 5% per year, beginning each renewal term as of January 1, 2024.  In addition to the base salary, the agreement provides that Mr. Zillges will be eligible to participate in any bonus plan or arrangement of Marathon Bank in which senior management is eligible to participate and/or may receive a bonus on a discretionary basis, as determined by the Compensation Committee. Specifically, Mr. Zillges will be eligible to participate in Marathon Bank’s short-term bonus program, pursuant to which he will be entitled to a target bonus opportunity equal to at least 50% of base salary. Mr. Zillges is also entitled to participate in all employee benefit plans, arrangements and perquisites offered to employees and officers of Marathon Bank and the reimbursement of reasonable travel and other business expenses incurred in the performance of his duties with Marathon Bank, including use of bank-owned country club membership available to executive officers and reimbursement of expenditures primarily related to business travel from our headquarters to Milwaukee, such as automobile expenses, for which Mr. Zillges is reimbursed $1,500 per month, and lodging.

Marathon Bank may terminate Mr. Zillges’ employment, or Mr. Zillges may resign, at any time with or without good reason. In the event of Mr. Zillges’ termination without cause (other than due to death or disability) or voluntary resignation for good reason (a “qualifying termination event”), Marathon Bank would pay Mr. Zillges a gross severance payment equal to two times the sum of his base salary and highest target bonus opportunity during the three most recently completed performance periods prior to his date of termination. One-half of the gross severance payment would be paid in a cash lump sum payment, and the remaining one-half of the gross severance payment would be payable in equal installments for 24 months in accordance with the regular payroll practices of Marathon Bank.  In addition, Mr. Zillges would receive 12 monthly COBRA premium reimbursement payments, including a tax-gross up payment to ensure the full amount of the reimbursement payment would have been received if it had not been taxable, to the extent COBRA coverage is elected.

In the event of Mr. Zillges’ qualifying termination event on or within two years after a change in control of the Company or Marathon Bank, he would be entitled to (in lieu of the payments and benefits described in the previous paragraph) a gross cash severance payment equal to three times the sum of his base salary and highest target bonus opportunity in any of the three most recently completed performance periods prior to the change in control, payable in a lump sum within 60 days of the date of termination.  In addition, Mr. Zillges would receive 18 monthly COBRA premium reimbursement payments, including a tax-gross up payment to ensure the full amount of the reimbursement payment would have been received if it had not been taxable, to the extent COBRA coverage is elected.

Upon termination of employment (other than a termination in connection with a change in control), Mr. Zillges will be required to adhere to one-year non-competition and non-solicitation restrictions set forth in his employment agreement.

Change in Control Agreements.  Marathon Bank entered into individual change in control agreements with its four other executive officers, including Nora Spatz, Executive Vice President and Chief Administrative Officer, and Michelle Knopf, Senior Vice President and Senior Loan Officer.  The change in control agreements have terms that initially end on December 31, 2021.  Each agreement will extend automatically for one additional year on January 1 of each year beginning January 1, 2022 so that the remaining term is one years unless either Marathon Bank or the executive gives notice no later than 30 days before such anniversary date that an agreement will not be renewed.  Notwithstanding the foregoing, if the Company or Marathon Bank enters into a transaction that would be considered a change in control as defined under the agreements, the term of the agreements would extend automatically so that they would expire no less than one year beyond the effective date of the change in control.

In the event of the executive’s involuntary termination of employment other than for cause, disability or death, or voluntary resignation for “good reason” on or after the effective date of a change in control of the Company or Marathon Bank, each executive would be entitled to a severance payment equal to one times the sum of the executive’s base salary in effect as of the date of termination or immediately prior to the change in control, whichever is higher and the highest target bonus opportunity in any of the three most recently completed performance periods prior to the change in control. Such payment is payable in a lump sum within 30 days following the executive’s date of termination. In addition, each executive would receive 12 monthly COBRA premium reimbursement payments, including a tax-gross up payment to ensure the full amount of the reimbursement payment would have been received if it had not been taxable, to the extent COBRA coverage is elected.

The reorganization of Marathon Bank into the two-tier mutual holding company structure or the conversion of Marathon MHC from mutual to stock form and a contemporaneous stock offering of a newly formed stock holding company are not considered a change in control for purposes of the employment agreement and change in control agreements described above.

The foregoing descriptions of the employment agreement and change in control agreements do not purport to be complete and are qualified in their entirety by reference to the agreements attached hereto as Exhibits 10.1, 10.2 and 10.3 of this Current Report on Form 8-K and are incorporated by reference into this Item 5.02.

Item 9.01   Financial Statements and Exhibits
(d) Exhibits
Exhibit Description
10.1	Employment Agreement between Marathon Bank and Nicholas W. Zillges dated April 14, 2021
10.2	Change in Control Agreement between Marathon Bank and Nora Spatz dated April 14, 2021
10.3	Change in Control Agreement between Marathon Bank and Michelle Knopf dated April 14, 2021

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Marathon Bancorp, Inc.
DATE: April 19, 2021	By:	/s/ Nicholas W. Zillges
Nicholas W. Zillges President and Chief Executive Officer